UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016 (October 5, 2016)

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 5, SunEdison, Inc. (the “Company”) received a notice that the United States Securities and Exchange Commission (the “SEC”) is conducting a non-public, fact-finding investigation relating to the Company. The notice was accompanied by a subpoena, seeking production of certain emails and other electronic communications sent or received by certain current and/or former directors and/or officers of the Company, TerraForm Power, Inc. and/or TerraForm Global, Inc. As previously disclosed in the Form 8-K dated March 31, 2016, the Company previously had received a non-public, informal inquiry from the SEC. In addition, the Company has received subpoenas from the United States Department of Justice (the “DOJ”) seeking information and documentation relating to various matters. The Company and the board of directors intend to continue to cooperate fully with the SEC and the DOJ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	October 12, 2016	By:	/s/ Martin H. Truong
Martin H. Truong Senior Vice President, General Counsel and Corporate Secretary